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                                  EXHIBIT 21

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

Wholly-Owned United States                               State of
Subsidiaries of the Company                              Incorporation
---------------------------                              -------------

Strategic Supply, Inc.                                   Delaware

         Coulson Technologies, Inc.                      Delaware
              (wholly-owned subsidiary of
               Strategic Supply, Inc.)

         FastenMaster Corporation, Inc.                  Delaware
              (wholly-owned subsidiary of
               Strategic Supply, Inc.)


Industrial Systems Associates, Inc.                      Pennsylvania

American Technical Services Group, Inc.                  Delaware

         ATS Phoenix, Inc.
           (wholly-owned subsidiary of
            American Technical Services
            Group, Inc.)                                 Delaware

         National Technical Services Group, Inc.
           (wholly-owned subsidiary of
            American Technical Services
            Group, Inc.)                                 Delaware

Wholly-Owned Foreign Subsidiaries                        Country
---------------------------------

         Strategic Distribution Services De
           Mexico, S. A. De C. V.                        Mexico
              (subsidiary of the Company)

         Strategic Distribution Marketing De
           Mexico, S. A. De C. V.                        Mexico
              (subsidiary of the Company)


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